UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 2, 2011

OCEAN BIO-CHEM, INC.
(Exact name of registrant as specified in charter)

Florida	0-11102	59-1564329
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	I.R.S. Employer Identification No.)

4041 S.W. 47 Avenue, Fort Lauderdale, Florida	33314
(Address of principal executive offices)	(Zip Code)

(954) 587-6280
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03               Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year

On November 30, 2011, the Board of Directors of Ocean Bio-Chem, Inc. (the “Company”) adopted amended and restated bylaws (the “Bylaws”).  The Bylaws, among other things, incorporate several provisions of the Florida Business Corporation Law, modernize notice provisions principally to incorporate electronic transmission, and incorporate the following changes or additions:

•
The Bylaws contain a new provision requiring that any shareholder who wishes to propose any business to be considered at the Company’s annual meeting of shareholders (other than a proposal for inclusion in the proxy statement in accordance with Securities and Exchange Commission regulations), or who wishes to nominate a person for election to the Board of Directors at that meeting, must provide a written notice to the Secretary of the Company that sets forth specified information concerning the proposed business or nominee.  The notice must be delivered to the Secretary at the Company’s principal executive officers not less than 90 days nor more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting, unless the date of the annual meeting is more than 30 days prior to or more than 60 days later than such anniversary date, in which case the shareholder’s notice must be received not earlier than 120 days nor later than 90 days prior to the date of the annual meeting (or, if later, the tenth day following the day on which the meeting is publicly announced).

•
In accordance with the terms of the new Bylaw provision, any shareholder who wishes to propose any business to be considered by shareholders at the 2012 Annual Meeting, other than a proposal for inclusion in a proxy statement pursuant to Securities and Exchange commission regulations), or who wants to nominate a person for election to the Board of Directors at that meeting, must provide the required notice to the Company no earlier than February 4, 2012 nor later than March 5, 2012.

•
The Bylaws reflect revised indemnification provisions, which require that directors and officers be indemnified if the applicable standards for indemnification under the Florida Business Corporation law are met.  The previous bylaws permitted, but did not require, such indemnification.  The Bylaws also contain a provision stating that the indemnification provisions will continue to apply to a person who ceases to be a director, officer or other person entitled to indemnification.  The previous bylaws enabled the Company to negate such a provision.  In addition, the Bylaws include a provision stating that the indemnification provisions constitute a contact right and that any amendment to the indemnification provision in the bylaws will be effective only on a prospective basis.  The Bylaws also remove a provision requiring that, in most instances of indemnification payments by the Company that are not covered by insurance, the Company must provide a statement to shareholders relating to the identification of persons paid, amounts paid and the nature of the litigation with respect to which such amounts are paid.  The removal of this provision is not intended to limit disclosures that otherwise may be required under applicable law or regulation.

•
Provisions relating to committees of the Board of Directors have been expanded to clarify the ability of the directors to designate a chairman for each committee, to address the manner in which the scheduling of a special committee meeting will be made and otherwise to reflect provisions of the Florida Business Corporation Law.

•	Provisions relating to officers have been expanded to address additional officers and provide more detail on their respective duties and responsibilities.

•
A provision has been added stating that, in connection with the non-binding advisory vote on the frequency of the non-binding advisory vote on executive compensation (required under Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act), which the Company will initially be required to conduct in 2013, the alternative (every one year, two years, or three years) that receives the largest number of votes will be deemed to constitute the preference of the shareholders.

The foregoing summary of the Bylaws is not intended to be a complete description of the Bylaws and is qualified in its entirety by the actual text of the Bylaws, which are filed as Exhibit 3.1 to this report.

Item 9.01 Financial Statements and Exhibits

The following exhibit is filed with this report:

Exhibit
No.	Description

3.1	Bylaws, as amended and restated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

November 30, 2011

Ocean Bio-Chem, Inc.

By:	/s/ Jeffrey S. Barocas
Jeffrey S. Barocas
Chief Financial Officer